Exhibit 4.1

FIRST AMENDED AND RESTATED RIGHTS AGREEMENT

UNITED THERAPEUTICS CORPORATION

and

THE BANK OF NEW YORK

Rights Agent

Dated as of June 30, 2008

i

ii

FIRST AMENDED AND RESTATED RIGHTS AGREEMENT

This First Amended and Restated Rights Agreement, dated as of June 30, 2008 is entered into between United Therapeutics Corporation, a Delaware corporation (the “Company”), and The Bank of New York, a New York banking corporation (the “Rights Agent”).

W I T N E S S E T H

WHEREAS, on December 17, 2000, upon the terms and subject to the conditions set forth in a Rights Agreement dated December 17, 2000 between the Company and the Rights Agent (the “2000 Rights Agreement”), the Board of Directors of the Company authorized and declared a dividend distribution of one right (hereinafter referred to as a “Right”) for each share of Common Stock, par value $0.01 per share, of the Company outstanding at the close of business on December 29, 2000 (the “Record Date”), (other than shares of such Common Stock held in the Company’s treasury on such date) and authorized the issuance of one Right in respect of each share of Common Stock of the Company issued between the Record Date (whether originally issued or issued from the Company’s treasury) and the Distribution Date (as such term is defined in Section 3 hereof), each Right representing the right to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock of the Company having the rights, powers and preferences set forth in the form of Certificate of Designations attached hereto as Exhibit A (the “Rights”);

WHEREAS, the term of the 2000 Rights Agreement expires on December 29, 2010; and

WHEREAS, on June 30, 2008 the Board of Directors authorized and approved the amendment and restatement in its entirety of the 2000 Rights Agreement in order to extend the Final Expiration Date until June 26, 2018 and to make other changes and provisions that they have determined are necessary or desirable and do not adversely affect the interests of the holders of the Rights; and

WHEREAS, in compliance with the terms of Section 26 of the 2000 Rights Agreement, the Company has (i) delivered to the Rights Agent a certificate from an appropriate officer of the Company which states that this Agreement has been approved by the Company’s Board of Directors and is in compliance with the terms of Section 27 of the 2000 Rights Agreement and (ii) instructed the Rights Agent to execute this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1.              Certain Definitions.  For purposes of this Rights Agreement, the following terms have the meanings indicated:

(a)           “Acquiring Person” shall mean any Person (as hereinafter defined) who or which, together with all Affiliates (as hereinafter defined) and Associates (as hereinafter defined) of such Person, without the Prior Written Approval of the Company (as hereinafter defined), shall be the Beneficial Owner (as hereinafter defined) of securities of the Company constituting 15%

or more of the Voting Power (as hereinafter defined) of the Company or was such a Beneficial Owner at any time after the date hereof, whether or not such Person continues to be the Beneficial Owner of securities representing 15% or more of the Voting Power of the Company, but shall not include (i) the Company, any Subsidiary of the Company, any employee benefit plan or compensation arrangement of the Company or any Subsidiary of the Company, or any entity holding securities of the Company to the extent organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such employee benefit plan or compensation arrangement or (ii) any Person who or which, together with all Affiliates and Associates of such Person, inadvertently may become the Beneficial Owner of securities of the Company representing 15% or more of the Voting Power of the Company or otherwise becomes such a Beneficial Owner without a plan or intention to acquire control of the Company, so long as such Person, individually or together with the Affiliates and Associates of such Person, promptly enters into, and delivers to the Company, an irrevocable commitment promptly to divest, and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such securities), sufficient securities of the Company so that such Person, together with all Affiliates and Associates of such Person, ceases to be the Beneficial Owner of securities of the Company representing 15% or more of the Voting Power of the Company (or, in the case of shares deemed beneficially owned pursuant to Section 1(c)(iv) hereof, such Person terminates the subject derivative transaction or transactions or disposes of the subject derivative security or securities, or establishes to the satisfaction of the Board of Directors that such shares of Common Stock are not held with any intention of changing or influencing control of the Company). Notwithstanding the foregoing, no Person shall become an “Acquiring Person” as the result of an acquisition of voting securities of the Company by the Company which, by reducing the amount of such securities outstanding, increases the proportionate voting power of such securities beneficially owned by such Person to 15% or more of the Voting Power; provided, however, that if a Person becomes the Beneficial Owner of securities constituting 15% or more of the Voting Power of the Company by reason of purchases by the Company and shall, after such purchases by the Company, become the Beneficial Owner of any additional voting securities of the Company without the Prior Written Approval of the Company, then such Person shall be deemed to be an Acquiring Person.

(b)                                 “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

(c)                                  A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “beneficially own”, any securities:

(i)            which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof;

(ii)           which such Person or any of such Person’s Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise, provided, however, that a Person shall not be deemed the “Beneficial Owner” of securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for payment or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding, provided, however, that a Person shall not be deemed the “Beneficial Owner” of any security under this clause (B) if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (2) is not also then reportable by such person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

(iii)          which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or consent as described in clause (B) of subparagraph (ii) of this paragraph (c)) or disposing of any securities of the Company.

(iv)          which are the subject of a derivative transaction entered into by a Person to which the Company is not a party, or a derivative security not issued by the Company acquired by a Person, which gives such Person the economic equivalent of ownership of shares of Common Stock due to the fact that the value of the derivative is explicitly determined by reference to the price or value of such shares of Common Stock, without regard to whether (A) such derivative conveys any voting rights in shares of Common Stock to such Person, (B) the derivative is required to be, or capable of being, settled through delivery of shares of Common Stock, or (C) such Person may have entered into other transactions that hedge the economic effect of such derivative, with the number of shares of Common Stock deemed beneficially owned being the notional or other number of shares of Common Stock specified in the documentation evidencing the derivative position as being subject to be acquired upon the exercise or settlement of the applicable right or as the basis upon which the value or settlement amount of such right, or the opportunity of the holder of such right to profit or share in any profit, is to be calculated in whole or in part or, if no such number of shares of Common Stock is specified in such documentation, as determined by the Board of Directors in good faith to be the number of shares of Common Stock to which the derivative position relates.

Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

(d)           “Board of Directors” shall mean the Board of Directors of the Company as constituted from time to time.

(e)           “Business Day” shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(f)            “Close of Business” on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

(g)           “Common Stock” shall mean the Common Stock, par value $0.01 per share, of the Company, except that “Common Stock” when used with reference to any Person other than the Company shall mean the capital stock with the greatest Voting Power of such Person or the equity securities or other equity interest having power to control or direct the management of such Person or, if such Person is a Subsidiary (as hereinafter defined) of another Person, of the Person which ultimately controls such first-mentioned Person and which has issued and outstanding such capital stock, equity securities or equity interests.

(h)           “Distribution Date” shall have the meaning set forth in Section 3 hereof.

(i)            “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(j)            “Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(k)           “Final Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(l)            “Person” shall mean any individual, firm, corporation, limited liability company, partnership, trust or other entity, and shall include any successor (by merger or otherwise) of any such entity.

(m)          “Preferred Stock” shall mean the Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company.

(n)           “Prior Written Approval of the Company” shall mean prior express written consent of the Company to the actions in question, executed on behalf of the Company by a duly authorized officer of the Company following express approval by action of at least a majority of the members of the Board of Directors then in office.

(o)           “Purchase Price” shall have the meaning set forth in Section 4 hereof.

(p)           “Redemption Price” shall have the meaning set forth in Section 23(a) hereof.

(q)           “Section 1 1(b) Event” shall have the meaning set forth in Section 1 1(b) hereof.

(r)            “Section 13 Event” shall mean an event described in clauses (x), (y) or (z) of Section 13(a) hereof.

(s)           “Securities Act” shall mean the Securities Act of 1933, as amended.

(t)            “Stock Acquisition Date” shall mean the earlier of (i) the first date of public announcement by the Company or a Person that an Acquiring Person has become an Acquiring Person, or (ii) the date on which the Company first has notice, direct or indirect, or otherwise determines that a Person has become an Acquiring Person.

(u)           “Subsidiary” shall mean, with respect to any Person, any other Person of which securities or other ownership interests having ordinary Voting Power, in the absence of contingencies, to elect a majority of the board of directors (or other persons performing similar functions) of such other Person are at the time directly or indirectly owned by such Person or one or more of such Person’s Subsidiaries, except that “Subsidiary” when used with reference to the Company shall mean any Person of which either a majority of the Voting Power of the voting equity securities or a majority of the equity interests is owned, directly or indirectly, by the Company.

(v)           “Voting Power” shall mean the voting power of all securities of a Person then outstanding generally entitled to vote for the election of directors of the Person (or, where appropriate, for the election of persons performing similar functions).

Section 2.              Appointment of Rights Agent.  The Company hereby appoints the Rights Agent to act as rights agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable. The Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any such co-Rights Agent.  In the event the Company appoints one or more Co-Rights Agents, the respective duties of the Rights Agents and any Co-Rights Agents shall be as the Company shall determine and provide written notice of to the Rights Agent and any Co-Rights Agent.

Section 3.              Issue of Right Certificates.

(a)           Until the earlier of (i) the Close of Business on the tenth Business Day after the Stock Acquisition Date or (ii) the Close of Business on the tenth Business Day (or such later date as may be determined by action of the Board of Directors but in no event later than the tenth Business Day after such time as any Person becomes an Acquiring Person) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan or compensation arrangement of the Company or of any Subsidiary of the Company, or any entity holding securities of the Company to the extent organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such employee benefit plan or compensation arrangement) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, without the Prior Written Approval of the Company, which tender or exchange offer would result in any Person becoming the Beneficial Owner of Voting Power aggregating 15% or more of the outstanding Voting Power (including any such date which is after the date of this Rights Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the “Distribution Date”),

(b)           the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be Right Certificates) and not by separate Right Certificates, as more fully set forth below, and (z) the Rights (and the right to receive certificates therefor) will be transferable only in connection with the transfer of the underlying shares of Common Stock, as more fully set forth below. As soon as practicable after the Company has notified the Rights Agent of the occurrence of the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested and provided with all necessary information, send), by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a right certificate, in substantially the form of Exhibit B hereto (the “Right Certificate”), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.  The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm same in writing on or prior to the Business Day next following.  Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.

(c)           On the Record Date, the Company sent a copy of a Summary of Rights to Purchase Preferred Stock, in substantially the form of Exhibit C hereto (the “Summary of Rights”), by first-class, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company.  On or about May 9, 2008, the Company will send a copy of the Amended Summary of Rights to Purchase Preferred Stock, in substantially the form of Exhibit D hereto (the “Amended Summary of Rights”), by first-class, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on June 30, 2008 at the address of such holder shown on the records of the Company.  With respect to certificates for the Common Stock outstanding as of the Record Date, until the Distribution Date (or the earlier redemption, expiration or termination of the Rights), the Rights will be evidenced by such certificates for the Common Stock registered in the names of the holders of the Common Stock and the registered holders of the Common Stock shall also be registered holders of the associated Rights. Until the Distribution Date (or the earlier redemption, expiration or termination of the Rights), the surrender for transfer of any of the certificates for the Common Stock outstanding in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

(d)           Certificates for the Common Stock issued after the Record Date but prior to the earlier of the Distribution Date or the redemption, expiration or termination of the Rights shall be deemed also to be certificates for Rights and shall have impressed, printed or written on, or otherwise affixed to them a legend substantially to the following effect:

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between United Therapeutics Corporation (the “Company”) and The Bank of New York, as Rights Agent

(the “Rights Agreement”), as it may from time to time be supplemented or amended, the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may expire or may be redeemed, exchanged or be evidenced by separate certificates and no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge promptly after receipt of a written request therefor. Under certain circumstances, Rights issued to or held by Acquiring Persons or their Affiliates or Associates (as defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void.

With respect to such certificates containing the foregoing legend, until the Distribution Date (or the earlier redemption, expiration or termination of the Rights), the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

In the event that the Company purchases or acquires any Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with shares of Common Stock which are no longer outstanding.

Section 4.              Form of Right Certificates.

(a)           The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be in substantially the same form as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Rights Agreement, or as may be required to comply with any applicable law, rule or regulation or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to customary usage. Subject to the provisions of Section 11 and Section 22 hereof, the Right Certificates, whenever issued, shall be dated as of the Record Date, and on their face shall entitle the holders thereof to purchase such number of one one-thousandths of a share of Preferred Stock as shall be set forth therein at the price per one one-thousandth of a share as set forth therein (the “Purchase Price”), but the number and identity of such shares and the Purchase Price shall be and remain subject to adjustment as provided herein.

(b)           Any Right Certificate issued pursuant hereto that represents Rights beneficially owned by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) which becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) which becomes a transferee prior to or concurrently with the Acquiring Person becoming such and which receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or such Associate or Affiliate) or to any Person with whom such Acquiring Person (or such Associate or Affiliate) has any continuing plan, agreement, arrangement or understanding regarding either the transferred Rights, shares of Company Common Stock or the Company or (B) a transfer which a majority of the Board of Directors has determined to be part of a plan, agreement, arrangement or understanding which has as a primary purpose or effect the avoidance of Section 7(e), and any Right Certificate issued pursuant to Section 6 hereof or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain (to the extent the Rights Agent has knowledge thereof and to the extent feasible) a legend in substantially the following form:

The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or an Associate of an Acquiring Person. Accordingly, this Right Certificate and the Rights represented hereby are null and void in the circumstances specified in Section 7(e) of the Rights Agreement.

The failure to print the foregoing legend on any such Right Certificate or any defect therein shall not affect in any manner whatsoever the application or interpretation of the provisions of Section 7(e) hereof.

Section 5.              Countersignature and Registration.

(a)           The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board and Chief Executive Officer, President and Chief Operating Officer, any Executive Vice President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or a facsimile thereof which shall be attested by the Secretary or any Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be either manually or by facsimile signature countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company whose manual or facsimile signature is affixed to the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, issued and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company. Any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

(b)           Following the Distribution Date, receipt by the Rights Agent of notice to that effect and all other relevant information referred to in Section 3(a), the Rights Agent will keep or cause to be kept, at its office designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates, the certificate number of each of the Right Certificates and the date of each of the Right Certificates.

Section 6.            Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

(a)           Subject to the provisions of Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date (as such term is defined in Section 7(a) hereof), any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of shares of Preferred Stock as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose.  The Right Certificates shall be transferable only on the registry books of the Rights Agent.  Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have properly completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request.  Thereupon, the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment by the surrendering registered holder of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.  The Rights Agent shall have no duty or obligation under any Section of this Rights Agreement requiring the payment of taxes and governmental charges unless and until it is satisfied that all such taxes and/or governmental charges have been paid.

(b)           Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

Section 7.              Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a)           The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one one-thousandth of a share of Preferred Stock as to which the Rights are exercised, at or prior to the Close of Business on the Expiration Date. The “Expiration Date”, as used in this Rights Agreement, shall be the earliest of (i) the Final Expiration Date (as defined below), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, or (iii) the time at which the Rights are exchanged as provided in Section 24 hereof. The “Final Expiration Date”, as used in this Rights Agreement, shall be June 26, 2018.

(b)           The Purchase Price for each one one-thousandth of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $800.00, shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

(c)           Upon receipt of a Right Certificate, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for each one one-thousandth of a share of Preferred Stock to be purchased and an amount equal to any applicable tax or charge required to be paid by the holder of the Rights pursuant hereto in accordance with Section 9 hereof by certified check, bank draft or money order payable to the order of the Company, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i) either (A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent) certificates for the number of shares of Preferred Stock to be purchased and the Company hereby irrevocably authorizes any such transfer agent to comply with all such requests, or (B) if the Company, in its sole discretion, shall have elected to deposit the shares of Preferred Stock issuable upon exercise of the Rights hereunder into a depositary, requisition from the depositary agent depositary receipts representing such number of one one-thousandths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs such depositary agent to comply with all such requests, (ii) promptly after receipt of such certificates or depositary receipts cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, (iii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iv) after receipt of any such cash, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate, (v) when appropriate, requisition from the Company the amount of cash or securities issuable upon exercise of a Right pursuant to the adjustment provisions of Section 11 or the exchange provisions of Section 24, and (vi) after receipt of any such cash or securities, promptly deliver such cash or securities to or upon the order of the registered holder of such Right Certificate, of any such cash or securities.  The payment of the Purchase Price (as such amount may be adjusted pursuant to Section 11 hereof) shall be made in cash or by certified bank check or bank draft payable to the order of the Company.  In the event that the Company is obligated to issue other securities (including Common Stock) of the Company, pay cash and/or distribute other property pursuant to Section 11 hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when necessary to comply with this Agreement.  The Company reserves the right to require prior to the occurrence of a Section 11(b) Event or a Section 13 Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock would be issued.

(d)           In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to such holder’s duly authorized assigns, subject to the provisions of Section 14 hereof.

(e)           Notwithstanding anything in this Rights Agreement to the contrary, upon the first occurrence of a Section 11(b) Event or a Section 13 Event, any Rights beneficially owned by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) which becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) which becomes a transferee prior to or concurrently with the Acquiring Person becoming such and which receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or any such Associate or Affiliate) or to any Person with whom such Acquiring Person (or such Associate or Affiliate) has any continuing plan, agreement, arrangement or understanding regarding the transferred Rights, shares of Company Common Stock or the Company or (B) a transfer which a majority of the Board of Directors has determined to be part of a plan, agreement, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall be null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) are complied with, but neither the Company nor the Rights Agent shall have any liability to any holder of Rights or any other Person as a result of its failure to make any determination under this Section 7(e) or Section 4(b) with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

(f)            Notwithstanding anything in this Rights Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless the certificate contained in the appropriate form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise shall have been properly completed and duly executed by the registered holder thereof and the Company shall have been provided with such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request.

Section 8.              Cancellation and Destruction of Right Certificates.  All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9.              Reservation and Availability of Shares of Preferred Stock.

(a)           The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock or its authorized and issued shares of Preferred Stock held in its treasury, the number of shares of Preferred Stock that will be sufficient to permit the exercise in full of all outstanding Rights and, after the occurrence of a Section 11(b) Event or a Section 13 Event, shall so reserve and keep available a sufficient number of shares of Preferred Stock, Common Stock and/or other securities which may be required to permit the exercise in full of the Rights pursuant to this Rights Agreement.

(b)           The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Preferred Stock and/or other securities delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares or other securities (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares or securities.

(c)           The Company shall use its best efforts to (i) file, as soon as practicable following the first occurrence of an event which would establish the Distribution Date, a registration statement under the Securities Act, with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Date. The Company will also take such action as may be appropriate under the “blue sky laws” of the various states.

(d)           The Company further covenants and agrees that it will pay when due and payable any and all taxes and governmental charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Preferred Stock and/or other securities upon the exercise of Rights. The Company shall not, however, be required to pay any tax or governmental charge which may be payable in respect of any transfer involved in the transfer or delivery of Right Certificates or the issuance or delivery of certificates or depositary receipts for Preferred Stock and/or other securities in a name other than that of the registered holder of the Right Certificate evidencing Rights surrendered for exercise, nor shall the Company be required to issue or deliver any certificates or depositary receipts for shares of Preferred Stock and/or other securities upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s or the Rights Agent’s reasonable satisfaction that no such tax or charge is due.

Section 10.            Preferred Stock Record Date.  Each person (other than the Company) in whose name any certificate for shares of Preferred Stock (or other securities) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Stock (or other securities) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable taxes or governmental charges) was duly made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or other securities) transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or other securities) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11.            Adjustment of Purchase Price, Number of Shares or Number of Rights.  The Purchase Price, the number and identity of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)           In the event the Company shall at any time after the date of this Rights Agreement (i) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (ii) subdivide the outstanding Preferred Stock, (iii) combine the outstanding Preferred Stock into a smaller number of shares or (iv) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11, the Purchase Price in effect at the time of the record date for such dividend or the time of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock, including Preferred Stock, issuable upon exercise of a Right, shall be proportionately adjusted so that the holder of any Right exercised after such time, upon payment of the aggregate consideration such holder would have had to pay to exercise such Right prior to such time, shall be entitled to receive the aggregate number and kind of shares of capital stock, including Preferred Stock, which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification.

(b)           In the event any Person becomes an Acquiring Person (“Section 11(b) Event”), then proper provision shall be made so that each holder of a Right, subject to Section 7(e) and Section 24 hereof and except as provided below, shall after the later of the occurrence of such event and the effective date of an appropriate registration statement pursuant to Section 9 hereof, have a right to receive, upon exercise thereof at the then current Purchase Price, multiplied by the then number of one one-thousandths of a share of Preferred Stock for which a Right is then exercisable, in accordance with the terms of this Rights Agreement, in lieu of shares of Preferred Stock, such number of shares of Common Stock of the Company as shall equal the result obtained by (y) multiplying the then current Purchase Price by the then number of one one-thousandths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by (z) 50% of the current market price per one share of Common Stock (determined pursuant to Section 11 (f) hereof on the date of the occurrence of the Section 11(b) Event) (such number of shares being referred to as the “number of Adjustment Shares”).  The Company shall give the Rights Agent written notice of the identity of any such Acquiring Person, Associate or Affiliate, or the nominee of any of the foregoing, and the Rights Agent may rely on such notice in carrying out its duties under this Agreement and shall be deemed not to have any knowledge of the identity of any such Acquiring Person, Associate or Affiliate, or the nominee of any of the foregoing unless and until it shall have received such notice.

(c)           In the event that there shall not be sufficient Treasury shares or authorized but unissued shares of Common Stock to permit the exercise in full of the Rights in accordance with the foregoing Section 11(b), and the Rights become so exercisable, notwithstanding any other provision of this Rights Agreement, to the extent necessary and permitted by applicable law and any agreements in effect on the date hereof to which the Company is a party, each Right shall thereafter represent the right to receive, upon exercise thereof at the then current Purchase Price, multiplied by the then number of one one-thousandths of a share of Preferred Stock for which a Right is then exercisable, in accordance with the terms of this Rights Agreement, a number of shares, or units of shares, of (y) Common Stock, and (z) preferred stock (or other equity securities) of the Company, including, but not limited to Preferred Stock, equal in the aggregate to the number of Adjustment Shares where the Board of Directors shall have in good faith deemed such shares or units, other than the shares of Common Stock, to have at least the same value and voting rights as the Common Stock (a “common stock equivalent”); provided, however, if there are unavailable sufficient shares (or fractions of shares) of Common Stock and/or common stock equivalents, then the Company shall take all such action as may be necessary to authorize additional shares of Common Stock or common stock equivalents for issuance upon exercise of the Rights, including the calling of a meeting of stockholders; and provided, further, that if the Company is unable to cause sufficient shares of Common Stock and/or common stock equivalents to be available for issuance upon exercise in full of the Rights, then the Company, to the extent necessary and permitted by applicable law and any agreements or instruments in effect on the date thereof to which it is a party, shall make provision to pay an amount in cash equal to twice the Purchase Price (as adjusted pursuant to this Section 11), in lieu of issuing shares of Common Stock and/or common stock equivalents. To the extent that the Company determines that some action needs to be taken pursuant to this Section 11(c), the Board of Directors by action of at least a majority of its members then in office may suspend the exercisability of the Rights for a period of up to sixty (60) days following the date on which the Section 11(b) Event shall have occurred, in order to decide the appropriate form of distribution to be made pursuant to this Section 11(c) and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended. The Board of Directors may, but shall not be required to, establish procedures to allocate the right to receive Common Stock and common stock equivalents upon exercise of the Rights among holders of Rights, which such allocation may be, but is not required to be, pro-rata.

(d)           If the Company shall fix a record date for the issuance of rights or warrants to all holders of Preferred Stock entitling them (for a period expiring within 90 calendar days after such record date) to subscribe for or purchase Preferred Stock (or securities having the same or more favorable rights, privileges and preferences as the Preferred Stock (“equivalent preferred stock”)) or securities convertible into Preferred Stock or equivalent preferred stock, at a price per share of Preferred Stock or per share of equivalent preferred stock or having a conversion or exercise price per share, as the case may be, less than the current market price per share of Preferred Stock (as defined in Section 11(f) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock or equivalent preferred stock to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock and/or equivalent preferred stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration, part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by a majority of the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(e)           If the Company shall fix a record date for the making of a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend out of earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or convertible securities, subscription rights or warrants (excluding those referred to in Section 11 (d) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price for one share of Preferred Stock (as defined in Section 1 (f) hereof) on such record date less the fair market value (as determined in good faith by a majority of the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such convertible securities, subscription rights or warrants applicable to one share of Preferred Stock, and the denominator of which shall be such current market price for one share of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(f)            (i)            For the purpose of any computation hereunder, the “current market price” of any security (a “Security” for purposes of this Section 11 (f) (i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive

Trading Days (as hereinafter defined) immediately prior to (but not including) such date; provided, however, that in the event that the current market price per share of such Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into shares of such Security or (B) any subdivision, combination or reclassification of such Security, and prior to the expiration of 30 Trading Days after (but not including) the ex-dividend date for such dividend or distribution or the record date for such subdivision, combination or reclassification, then, and in each such case, the “current market price” shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or the Nasdaq National Market or, if the Security is not listed or admitted to trading on the New York Stock Exchange or the Nasdaq National Market, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, as reported by an automated quotation system , or if the Security is not listed or admitted to trading on any national securities exchange or included in an automated quotation system, the average of the high bid and low asked prices in the over-the-counter market, as reported by an automated quotation system or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by a majority of the Board of Directors. If on any such date no market maker is making a market in the Security, the fair value of such Security on such date as determined in good faith by a majority of the Board of Directors shall be used. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day. If the Security is not publicly held or not so listed or traded, “current market price” shall mean the fair value as determined in good faith by a majority of the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(ii)           For the purpose of any computation hereunder, the “current market price” per share (or one one-thousandth of a share) of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in clause (i) of this Section 11 (f) (other than the last sentence thereof). If the current market price per share (or one one-thousandth of a share) of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11 (f), the “current market price” per share of Preferred Stock shall be conclusively deemed to be an amount equal to 1,000 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Rights Agreement) multiplied by the current market price per share of the Common Stock and the “current market price” per one one-thousandth of a share of Preferred Stock shall be equal to the current market price per share of the Common Stock (as appropriately adjusted). If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, “current market price” per share shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(g)           No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share, as the case may be. Notwithstanding the first sentence of this Section 11(g), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or (ii) the Expiration Date.

(h)           In the event that at any time, as a result of an adjustment made pursuant to Section 11(a) or (b) hereof, the holder of any Right shall be entitled to receive upon exercise of such Right any shares of capital stock of the Company other than shares of Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 11(a) through (e) hereof, inclusive, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the shares of Preferred Stock shall apply on like terms to any such other shares.

(i)            All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a share of Preferred Stock or other capital stock of the Company purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment of the Purchase Price.

(j)            Unless the Company shall have exercised its election as provided in Section 11(k) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(d) and (e) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a share of Preferred Stock (calculated to the nearest ten-thousandth) obtained by (i) multiplying (A) the number of one one-thousandths of a share of Preferred Stock covered by a Right immediately prior to the adjustment by (B) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(k)           The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of shares of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandths of a share of Preferred Stock for which such Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement (with prompt written notice thereof to the Rights Agent) of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(k), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and delivered by the Company and countersigned and delivered by the Rights Agent in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(l)            Irrespective of any adjustment or change in the Purchase Price or the number of shares of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of shares which were expressed in the initial Right Certificates issued hereunder.

(m)          Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the shares of Common Stock or other securities and below one one-thousandth of the then par value, if any, of the Preferred Stock, issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Preferred Stock, Common Stock or other securities at such adjusted Purchase Price. If upon any exercise of the Rights, a holder is to receive a combination of Common Stock and common stock equivalents, a portion of the consideration paid upon such exercise, equal to at least the then par value of a share of Common Stock of the Company, shall be allocated as the payment for each share of Common Stock of the Company so received.

(n)           In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt written notice thereof to the Rights Agent) until the occurrence of such event the issuing to the holder of any Right exercised after such record date the shares of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the shares of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(o)           Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment a majority of the Board of Directors shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any Preferred Stock at less than the then current market price, (iii) issuance wholly for cash of Preferred Stock or securities which by their terms are convertible into or exchangeable for Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to the holders of its Preferred Stock, shall not be taxable to such stockholders.

(p)           In the event that at any time after the date of this Rights Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock or (ii) effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in any such case (y) the number of one one-thousandths of a share of Preferred Stock purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-thousandths of a share of Preferred Stock so purchasable immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event, and each share of Common Stock outstanding immediately after such event shall have issued with respect to it that number of Rights which each share of Common Stock outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11 (p) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

(q)           The Company covenants and agrees that it shall not, at any time after the Distribution Date and so long as the Rights have not been redeemed pursuant to Section 23 hereof or exchanged pursuant to Section 24 hereof, (i) consolidate with, (ii) merge with or into, or (iii) sell or transfer, in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, if at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

(r)            The Company covenants and agrees that, after the Stock Acquisition Date, it will not, except as permitted by Sections 23 and 27 hereof, take any action the purpose or effect of which is to diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

Section 12.            Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment or any event affecting the Rights or their exercisability (including without limitation an event which causes Rights to become null and void) occurs as provided in Sections 11 or 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment or describing such event, and a brief reasonably detailed statement of the facts and computations accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock and the Common Stock a copy of such certificate and (c) include a brief summary thereof in a mailing to each holder of a Right Certificate in accordance with Section 26 hereof, or prior to the Distribution Date, disclose a brief summary in a filing under the Exchange Act. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, any adjustment unless and until it shall have received such a certificate.

Section 13.            Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

(a)           In the event that, directly or indirectly, at any time after a Person has become an Acquiring Person, (x) the Company shall consolidate with, or merge with and into, any other Person, (y) any Person shall consolidate with or merge with and into the Company, and the Company shall not be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Stock shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (z) the Company shall sell, or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person other than to the Company or one or more of its wholly-owned Subsidiaries, then, and in each such case, proper provision shall be made so that (i) each holder of a Right, subject to Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price multiplied by the then number of one one-thousandths of a share of Preferred Stock for which a Right is then exercisable (or if a Section 11(b) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such one one-thousandths of a share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(b) Event by the Purchase Price in effect immediately prior to such first occurrence) in accordance with the terms of this Rights Agreement, in lieu of Preferred Stock, such number of shares of freely tradable Common Stock of the Principal Party (as hereinafter defined), free and clear of liens, rights of call or first refusal, encumbrances or other adverse claims, as shall be equal to the result obtained by (A) multiplying the then current Purchase Price by the number of one one-thousandths of a share of Preferred Stock for which a Right is then exercisable (or if a Section 11(b) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such one one-thousandths of a share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(b) Event by the Purchase Price in effect immediately prior to such first occurrence), and dividing that product by (B) 50% of the current market price per share of the Common Stock of such Principal Party (determined in the manner described in Section 11 (f) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) the Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Rights Agreement; (iii) the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply to such Principal Party; and (iv) such Principal Party shall take such steps (including, but not limited to, the authorization and reservation of a sufficient number of shares of its Common Stock to permit exercise of all outstanding Rights in accordance with this Section 13(a)) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Common Stock thereafter deliverable upon the exercise of the Rights.

(b)           “Principal Party” shall mean:

(i)            in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a) hereof, the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person, including the Company, that is the other party to the merger or consolidation; and

(ii)           in the case of any transaction described in clause (z) of the first sentence of Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions; provided, however, that in any case described in clause (i) or (ii) in this Section 13(b), (x) if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary or Affiliate of another Person, “Principal Party” shall refer to such other Person; (y) in case such Person is a Subsidiary, directly or indirectly, or Affiliate of more than one Person, the Common Stocks of all of which are and have been so registered, “Principal Party” shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value, and (z) in case such Person is, or is owned directly or indirectly by, a partnership or joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (x) and (y) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a “Subsidiary” of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

(c)           The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of shares of its authorized Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and each Principal Party and each other Person who may become a Principal Party as a result of such consolidation, merger, sale or transfer shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer of assets mentioned in paragraph (a) of this Section 13, the Principal Party will:

(i)            prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, will use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and will use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date;

(ii)           use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the “blue sky laws” of such jurisdictions as may be necessary or appropriate; and

(iii)          will deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(b) Event, the Rights which have not theretofore been exercised shall thereafter also become exercisable in the manner described in Section 13(a) hereof.

Section 14.            Fractional Rights and Fractional Shares.

(a)           The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or the Nasdaq National Market or, if the Rights are not listed or admitted to trading on the New York Stock Exchange or the Nasdaq National Market, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, as reported by an automated quotation system or, if the Rights are not listed or admitted to trading on any national securities exchange or included in any automated quotation system, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by any automated quotation system or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by a majority of the Board of Directors. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by a majority of the Board of Directors shall be used and shall be conclusive for all purposes.

(b)           The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock). Fractions of shares of Preferred Stock in integral multiples of one one-thousandth of a share of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the shares of Preferred Stock represented by such depositary receipts. In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-thousandth of a share of Preferred Stock, the Company may pay to the registered holders of Right Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-thousandth of a share of Preferred Stock. For purposes of this Section 14(b), the current market value of one one-thousandth of a share of Preferred Stock shall be one one-thousandth of the closing price of a share of Preferred Stock (as determined pursuant to Section 11 (f)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

(c)           Following the occurrence of one of the transactions or events specified in Section 11 hereof giving rise to the right to receive common stock equivalents (other than Preferred Stock) or other securities upon the exercise of a Right, the Company shall not be required to issue fractions of shares or units of such common stock equivalents or other securities upon exercise of the Rights or to distribute certificates which evidence fractional shares of such common stock equivalents or other securities. In lieu of fractional shares or units of such common stock equivalents or other securities, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share or unit of such common stock equivalent or other securities. For purposes of this Section 14(c), the current market value shall be determined in the manner set forth in Section 11 (f) hereof for the Trading Day immediately prior to the date of such exercise and, if such common stock equivalent is not traded, each such common stock equivalent shall have the value of one one-thousandth of a share of Preferred Stock.

(d)           Except as otherwise expressly provided in this Section 14, the holder of a Right by the acceptance of the Right expressly waives such holder’s right to receive any fractional Rights or any fractional share upon exercise of Rights.

(e)           Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments.  The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.

Section 15.            Rights of Action.  All rights of action in respect of this Rights Agreement, except for rights of action given to the Rights Agent under Section 18 or Section 20 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Rights Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach by the Company of this Rights Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations by the Company of, the obligations of any Person subject to this Rights Agreement. Holders of Rights shall be entitled to recover the reasonable costs and expenses, including attorneys’ fees, incurred by them in any action against the Company to enforce the provisions of this Rights Agreement.

Section 16.            Agreement of Right Holders.  Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a)           prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

(b)           after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer; and

(c)           the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock Certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

(d)           notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company must use its best efforts to have any such injunction, order, judgment, decree or ruling lifted or otherwise overturned as soon as possible.

Section 17.            Right Certificate Holder Not Deemed a Stockholder.  No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Preferred Stock, Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

Section 18.            Concerning the Rights Agent.

(a)           The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the preparation, delivery, amendment, administration and execution of this Rights Agreement and the exercise and performance of its duties hereunder, provided however, that if the amount of counsel fees to be incurred at any one time exceeds $5,000 the Rights Agent shall notify the Company.  The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the reasonable fees and expenses of legal counsel), incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (which gross negligence, bad faith, or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance, administration, exercise and performance of its duties under this Rights Agreement.  The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company. The provisions of this Section 18(a) and Section 20 below shall survive the termination of this Agreement, the exercise or expiration of the Rights and the resignation, replacement or removal of the Rights Agent.

(b)           The Rights Agent shall be authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Rights Agreement and the exercise and performance of its duties hereunder, in reliance upon any Right Certificate or certificate for Preferred Stock, Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons or otherwise on the advice of counsel as set forth in Section 20 below.

Section 19.            Merger or Consolidation or Change of Name of Rights Agent.

(a)           Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Rights Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Rights Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

(b)           In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

Section 20.            Duties of Rights Agent.  The Rights Agent undertakes to perform only the duties and obligations expressly imposed by this Rights Agreement (and no implied duties) upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a)           The Rights Agent may consult with legal counsel (who may be legal counsel for the Company or an employee of the Rights Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it absent bad faith and in accordance with such advice or opinion.

(b)           Whenever in the performance of its duties under this Rights Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering or omitting any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, any Executive Vice President, or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability for or in respect of, any action taken, suffered or omitted by it absent bad faith under the provisions of this Rights Agreement in reliance upon such certificate.

(c)           The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).  Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage.  Any liability of the Rights Agent under this Agreement will be limited to the amount of annual fees paid by the Company to the Rights Agent.

(d)           The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)           The Rights Agent shall not have any liability for or be under any responsibility in respect of the validity of this Rights Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Rights Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Section 11(a)(ii) hereof) or any change or adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of the certificate described in Section 12 hereof, upon which the Rights Agent may rely); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or other securities to be issued pursuant to this Rights Agreement or any Right Certificate or as to whether any shares of Preferred Stock or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable.

(f)            The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Rights Agreement.

(g)           The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, any Executive Vice President, or any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall not be liable for or in respect of any action taken, suffered or omitted to be taken by it absent bad faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.  The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received by any such officer.

(h)           The Rights Agent and any stockholder, director, officer, employee, agent or representative of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Rights Agreement. Nothing herein shall preclude the Rights Agent or any stockholder, affiliate, director, officer or employee of the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

(i)            The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct in the selection and continued employment thereof (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).

(j)            No provision of this Rights Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k)           If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been properly completed or indicates an affirmative response to clause 1, clause 2 and/or, in the case of the certificate attached to the form of election to purchase, clause 3 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

Section 21.            Change of Rights Agent.  The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Rights Agreement upon 30 days’ notice in writing mailed to the Company and to each transfer agent of the Common Stock and Preferred Stock known to the Rights Agent by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (which holder shall, with such notice, submit such holder’s Right Certificate for inspection by the Company), then the Rights Agent or the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation or other entity organized and doing business under the laws of the United States or of any state, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority, or (b) an affiliate of a corporation or other entity described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and Preferred Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates or, prior to the Distribution Date, through any filing made by the Company pursuant to the Exchange Act. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 21.            Issuance of New Right Certificates.

(a)           Notwithstanding any of the provisions of this Rights Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by a majority of the Board of Directors then in office to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares of stock or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Rights Agreement.

(b)           In addition, in connection with the issuance or sale of Common Stock following the Distribution Date and prior to the redemption, exchange or expiration of the Rights, the Company (a) shall with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee benefit plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificates shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificates would be issued, and (ii) no Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 23.            Redemption and Termination.

(a)           A majority of the Board of Directors then in office may, at its option, at any time prior to the earlier of (i) the Close of Business on the tenth Business Day following the Stock Acquisition Date or (ii) the Close of Business on the Final Expiration Date, elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.01 per Right, as appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”). The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

(b)           Immediately upon the action of a majority of the Board of Directors then in office electing to redeem the Rights, evidence of which shall be promptly filed with the Rights Agent, or, when appropriate, immediately upon the time or satisfaction of such conditions as the Board of Directors may have established, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public disclosure of any such redemption (with prompt written notice thereof to the Rights Agent); provided, however, that the failure to give, or any defect in, any such disclosure shall not affect the legality or validity of such redemption. Within 10 days after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

(c)           Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof and other than in connection with the purchase of Common Stock prior to the Distribution Date.

Section 24.            Exchange.

(a)           The Board of Directors may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) for Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect adjustments in the number of Rights pursuant to Section 11 of this Rights Agreement (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan or compensation arrangement of the Company or any such Subsidiary, or any entity holding securities of the Company to the extent organized, appointed or established by the Company or any such Subsidiary for or pursuant to the terms of any such employee benefit plan or compensation arrangement), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Voting Power of the Company.

(b)           Immediately upon the action of the Board of Directors ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company promptly shall give public notice of any such exchange (with prompt written notice thereof to the Rights Agent); provided, however, that the failure to give, or any defect in, such notice shall not affect the legality or validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

(c)           In any exchange pursuant to this Section 24, the Company, at its option, may substitute Preferred Stock (or equivalent preferred stock, as such term is defined in Section 11(d) hereof) for Common Stock exchangeable for Rights, at the initial rate of one one-thousandth of a share of Preferred Stock (or equivalent preferred stock) for each share of Common Stock, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Stock pursuant to the terms thereof, so that the fraction of a share of Preferred Stock delivered in lieu of each share of Common Stock shall have the same voting rights as one share of Common Stock.

(d)           In the event that there shall not be sufficient shares of Common Stock or Preferred Stock (or equivalent preferred stock) issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock or Preferred Stock (or equivalent preferred stock) for issuance upon exchange of the Rights.

(e)           The Company shall not be required to issue fractions of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this paragraph (e), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 11 (f)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

Section 25.            Notice of Proposed Actions.

(a)           In case the Company shall propose at any time after the Distribution Date (a) to pay any dividend payable in stock of any class to the holders of the Preferred Stock or to make any other distribution to the holders of the Preferred Stock (other than a regular periodic cash dividend out of earnings or retained earnings of the Company), (b) to offer to the holders of the Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any other class or any other securities, rights or options, (c) to effect any reclassification of the Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its

Subsidiaries to effect any sales or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (e) to effect the liquidation, dissolution or winding up of the Company, or (f) to declare or pay any dividend on the Common Stock payable in Common Stock or to effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock), then, in each such case, the Company shall give to the Rights Agent and to each holder of a Right, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Stock and/or Preferred Stock, if any such date is to be fixed. Such notice shall be so given in the case of any action covered by clauses (a) or (b) above at least ten days prior to the record date for determining holders of the Preferred Stock for purposes of such action, and in the case of any such other action, at least ten days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Preferred Stock, whichever shall be the earlier. The failure to give notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

(b)           In case a Section 11(b) Event shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(b) hereof

Section 26.            Notices.  Notices or demands authorized by this Rights Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

United Therapeutics Corporation

1110 Spring Street

Silver Spring, Maryland 20910

Attention:  Chief Executive Officer

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Rights Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

The Bank of New York

101 Barclay Street

Floor 12W

New York, New York 10286

Attention:  Stock Transfer Administration

Notices or demands authorized by this Rights Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27.            Supplements and Amendments.  The Company may from time to time supplement or amend this Rights Agreement without the approval of any holders of Right Certificates in order (a) to cure any ambiguity, (b) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (c) to shorten or lengthen any time period hereunder (including without limitation to extend the Final Expiration Date), (d) increase or decrease the Purchase Price, or (e) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable, and such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that from and after such time as any Person becomes an Acquiring Person, this Rights Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights; provided further that this Rights Agreement may not be supplemented or amended to lengthen pursuant to clause (c) of this sentence, (A) the time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of the Rights; provided further that the Company shall have the right to make any changes without the approval of any holders of Right Certificates which are necessary to facilitate the appointment of a successor Rights Agent, which such changes shall be set forth in a writing by the Company or by the Company and such successor Rights Agent. Without limiting the foregoing, the Company may at any time prior to such time as any Person becomes an Acquiring Person amend this Rights Agreement to lower the thresholds set forth in Sections 1(a) and 3(a) hereof from 15% to not less than the greater of (i) any percentage greater than the largest percentage of the Voting Power of the Company then known by the Company to be beneficially owned by any Person (other than the Company, any Subsidiary of the Company, or any employee benefit plan or compensation arrangement of the Company or any Subsidiary of the Company, and any entity holding securities of the Company to the extent organized, appointed or established by the Company or any such Subsidiary for or pursuant to the terms of any such employee benefit plan or compensation arrangement) together with all Affiliates and Associates of such Person and (ii) 10%. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding any other provision hereof, the Rights Agent’s consent must be obtained regarding any amendment or supplement pursuant to this Section 27 which alters or affects the Rights Agent’s rights or duties.

Section 18.            Successors.  All the covenants and provisions of this Rights Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29.            Determinations and Actions by the Board of Directors.  The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination with respect to the redemption or exchange of the Rights or to amend the Agreement).  All such actions, calculations, interpretations and determinations (including, for purpose of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Company’s Board of Directors in good faith shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other Persons, and (y) not subject the Board to any liability to the holders of the Rights.  The Rights Agent is entitled always to assume the Company’s Board of Directors acted in good faith and shall be fully protected and incur no liability in reliance thereon.

Section 30.            Benefits of This Rights Agreement.  Nothing in this Rights Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Rights Agreement; but this Rights Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock).

Section 31.            Severability.  If any term, provision, covenant or restriction of this Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board of Directors.  It is the intent of the parties hereto to enforce the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement to the maximum extent permitted by law.

Section 32.            Governing Law.  This Rights Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State; provided, however, that the rights, duties and obligations of the Rights Agent hereunder shall be governed and construed in accordance with the laws of the State of New York. The parties hereto waive the right to a jury trial in any action arising out of this Agreement. Any dispute arising out of this Agreement. Any dispute arising out of this Agreement shall be litigated in the borough of Manhattan, New York City, New York, and the parties hereby submit to the jurisdiction of such courts and acknowledge that such courts are a convenient forum.

Section 33.            Counterparts.  This Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 34.            Descriptive Headings.  Descriptive headings of the several Sections of this Rights Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be duly executed, all as of the day and year first above written.

Attest:		UNITED THERAPEUTICS CORPORATION

By:	/s/ Paul A. Mahon	By	/s/ Martine A. Rothblatt

Name:	Paul A. Mahon	Name: Martine A. Rothblatt
Title:	EVP & General Counsel	Title: Chief Executive Officer

Attest:		THE BANK OF NEW YORK

By:	/s/ Kayur Patel	By	/s/ Eon A. Canzius

Name:	Kayur Patel	Name:	Eon A. Canzius
Title:	Assistant Treasurer	Title:	Vice President

EXHIBIT A

FORM OF
CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF SERIES A
JUNIOR PARTICIPATING PREFERRED STOCK

OF

UNITED THERAPEUTICS CORPORATION

PURSUANT TO SECTION 151(g) OF THE GENERAL CORPORATION LAW
OF THE STATE OF DELAWARE

We, Paul Mahon, Secretary, and John Ferrari, Treasurer, of United Therapeutics Corporation, a corporation organized and existing under the General Corporation Law of the state of Delaware (the “DGCL”), in accordance with the provisions of Section 151(g) thereof, DO HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation of the Company, the said Board of Directors on June 30, 2008 adopted the following resolution creating a series of One Hundred Thousand (100,000) shares of Preferred Stock designated as Series A Junior Participating Preferred Stock:

RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company in accordance with the provisions of its Amended and Restated Certificate of Incorporation, as amended, a series of Preferred Stock of the company be and it hereby is created, and that the designation and amount thereof and the powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

Section 1.              Designation and Amount.

There shall be a series of the Preferred Stock which shall be designated as the “Series A Junior Participating Preferred Stock,” par value $0.01 per share, and the number of shares constituting such series shall be 100,000.  Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Company.

Section 2.              Dividends and Distributions.

(A)          Subject to the rights of the holders of any shares of any series of preferred stock of the Company ranking prior and superior to the Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock, in preference to the holders of shares of Common Stock, par value $0.01 per share of the Company (the “Common Stock”), and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on any regular quarterly dividend payment date as shall be established by the Board of Directors (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock.  In the event the Company shall at any time after December 29, 2000 (the “Rights Declaration Date”) declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)           The Company shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C)           Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.  Accrued but unpaid dividends shall not bear interest.  Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.  The Board of Directors may, in accordance with applicable law, fix a record date for the determination of holders of shares of Series A Junior

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Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than such number of days prior to the date fixed for the payment thereof as may be allowed by applicable law.

Section 3.              Voting Rights.

The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

(A)          Each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Company.  In the event the Company shall at any time after the Rights Declaration Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)           Except as otherwise provided herein, in the Company’s Amended and Restated Certificate of Incorporation or by law, the holders of shares of Series A Junior Participating Preferred Stock, the holders of shares of Common Stock, and the holders of shares of any other capital stock of the Company having general voting rights, shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

(C)           Except as otherwise set forth herein or in the Company’s Amended and Restated Certificate of Incorporation, and except as otherwise provided by law, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4.              Certain Restrictions.

(A)          Whenever dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Company shall not:

(i)            declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

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(ii)           declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)          except as permitted in Section 4(A)(iv) below, redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; and

(iv)          purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)        The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5.              Reacquired Shares.

Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof.  The Company shall cause all such shares upon their cancellation to be authorized but unissued shares of Preferred Stock which may be reissued as part of a new series of Preferred Stock, subject to the conditions and restrictions on issuance set forth herein.

Section 6.              Liquidation, Dissolution or Winding Up.

(A)          Subject to the rights of the holders of any shares of any series of Preferred Stock of the Company ranking prior and superior to the Series A Junior Participating Preferred Stock with respect to liquidation, upon any liquidation (voluntary or otherwise), dissolution or winding up of the Company, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $1,000.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”).  Following the payment of the full

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amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock, unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock dividends, and subdivisions, combinations and consolidations with respect to the Common Stock) (such number in clause (ii) being referred to as the “Adjustment Number”).  Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series A Junior Participating Preferred Stock and Common Stock, on a per share basis, respectively.

(B)           In the event there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.  In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(C)           In the event the Company shall at any time after the Rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7.              Consolidation, Merger, etc.

In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.  In the event the Company shall at any time after the Rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth

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in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

Section 8.              Redemption.

The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

Section 9.              Ranking.

The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Company’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

Section 10.            Fractional Shares.

Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.”

IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 30th day of June 2008.

By:	/s/ Paul A. Mahon
Name:	Paul Mahon
Title:	Secretary

Attest

By:	/s/ John M. Ferrari
Name:	John Ferrari
Title:	Treasurer

6

Exhibit B

[Form of Right Certificate]

Certificate No. R-               Rights

NOT EXERCISABLE AFTER THE EXPIRATION DATE.  AT THE OPTION OF THE COMPANY, THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.01 PER RIGHT OR EXCHANGE FOR COMMON STOCK, UNDER THE CIRCUMSTANCES AND ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.  UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.  [THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE WERE ISSUED TO A PERSON WHO WAS AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON.  THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY ARE NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.]*

Right Certificate

UNITED THERAPEUTICS CORPORATION

This certifies that                           , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the First Amended and Restated Rights Agreement dated as of June 30, 2008 (the “Rights Agreement”) between United Therapeutics Corporation, a Delaware corporation (the “Company”), and The Bank of New York, a New York banking corporation (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m.  Silver Spring, Maryland time, on the Expiration Date, as that term is defined in the Rights Agreement, at the office of the Rights Agent designated for such purpose, or its successor as Rights Agent, one one-thousandth of a fully paid, nonassessable share of the Series A Junior Participating Preferred Stock, par value $0.01 per share (“Preferred Stock”), of the Company, at a purchase price of $800.00 per one one-thousandth of a share (the “Purchase Price”) upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.  The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise of each Right) and the Purchase Price set forth above, are the number and Purchase Price as of                                 , based on the shares of Preferred Stock of the Company as constituted at such date.

The Purchase Price and the number of shares of Preferred Stock which may be purchased upon the exercise of each of the Rights evidenced by this Right Certificate are subject to

*                              The portion of the legend in brackets shall be inserted only if applicable.

modification and adjustment upon the happening of certain events as provided in the Rights Agreement.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates.  Copies of the Rights Agreement are on file at the Company and the above-mentioned office of the Rights Agent and are also available upon written request to the Company.

This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase.  If this Right Certificate shall be exercised in part, the holder shall be entitled to receive, upon surrender hereof, another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.01 per Right on or prior to the Stock Acquisition Date (as defined in the Rights Agreement).  In addition, subject to the provisions of the Rights Agreement, each Right evidenced by this Certificate may be exchanged by the Company at its option for one share of Common Stock following the Stock Acquisition Date and prior to the time an Acquiring Person, as that term is defined in the Rights Agreement, owns 50% or more of the Voting Power, as that term is defined in the Rights Agreement, of the Company.

No fractional shares of Preferred Stock will be issued upon the exercise of any Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts).  In lieu of fractions of a share, a cash payment will be made, as provided in the Rights Agreement.

No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

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This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.  Dated as of                             ,                       .

Attest:	UNITED THERAPEUTICS CORPORATION

By:	By:

Name:	Name:
Title:	Title:

Countersigned:

THE BANK OF NEW YORK

By:
Authorized signature

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[Form of Reverse Side of Right Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED	hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                  Attorney to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:

Signature

(Signature must conform in all

respects to name of holder as

specified on the face of this Right

Certificate)

Signature Guaranteed:

Signatures must be guaranteed by a member or a participant in the Securities Transfer Agent Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program.

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1)           this Right Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

(2)           after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:
Signature

(Signature must conform in all respects to name of holder as specified on the face of this Right Certificate)

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to
exercise the Right Certificate.)

To UNITED THERAPEUTICS CORPORATION:

The undersigned hereby irrevocably elects to exercise                              Rights represented by this Right Certificate to purchase the shares of Preferred Stock issuable upon the exercise of such Rights (or such other securities of the Company or of any other person or other property that may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of:

Name:

Address:

Social security or taxpayer identification number:

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Name:

Address:

Signature

(Signature must conform in all respects to name of holder as specified on the face of this Right Certificate)

Signature Guaranteed:

Signatures must be guaranteed by a member or a participant in the Securities Transfer Agent Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program.

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1)           the Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

(2)           this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

(3)           after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:
Signature

(Signature must conform in all respects to name of holder as specified on the face of this Right Certificate)

NOTICE

The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the form of Assignment or the form of Election to Purchase, as the case may be, is not properly completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored as described in Section 7(e) of the Rights Agreement.

Exhibit C

UNITED THERAPEUTICS CORPORATION

SUMMARY OF PREFERRED STOCK

PURCHASE RIGHTS

On December 17, 2000, the Board of Directors of United Therapeutics Corporation (the “Company”) declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”).  The dividend distribution is payable on December 29, 2000, (the “Record Date”) to the stockholders of record on that date.  Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”) of the Company at a price of $129.50 per one one-thousandth of a share of Preferred Stock (the “Purchase Price”), subject to adjustment.  The description and terms of the Rights are set forth in a Rights Agreement dated as of December 17, 2000, as the same may be amended from time to time (the “Rights Agreement”), between the Company and The Bank of New York, as Rights Agent (the “Rights Agent”).

Until the earlier to occur of (i) the close of business on the tenth business day following the date of public announcement or the date on which the Company first has notice or determines that a person or group of affiliated or associated persons (other than the Company, any subsidiary of the Company or any employee benefit plan of the Company) (an “Acquiring Person”) has acquired, or obtained the right to acquire, 15% or more of the outstanding shares of voting stock of the Company without the prior express written consent of the Company executed on behalf of the Company by a duly authorized officer of the Company following express approval by action of at least a majority of the members of the Board of Directors then in office (the “Stock Acquisition Date”) or (ii) the close of business on the tenth business day (or such later date as may be determined by action of the Board of Directors but not later than the Stock Acquisition Date) following the commencement of a tender offer or exchange offer, without the prior written consent of the Company, by a person (other than the Company, any subsidiary of the Company or an employee benefit plan of the Company and certain affiliated entities) which, upon consummation, would result in such party’s control of 15% or more of the Company’s voting stock (the earlier of the dates in clause or (ii) above being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificates.

The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Company’s Common Stock.  Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuances of Common Stock will contain a notation incorporating the Rights Agreement by reference.  Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the Common Stock represented by such

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certificate.  As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate certificates alone will then evidence the Rights.

The Rights are not exercisable until the Distribution Date.  The Rights will expire, if not previously exercised, on December 29, 2010 (the “Final Expiration Date”), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company.

The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights and the number of one one-thousandths of a share of Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable and junior to any other series of preferred stock the Company may issue (unless otherwise provided in the terms of such stock).  Each share of Preferred Stock will have a preferential dividend in an amount equal to 1,000 times any dividend declared on each share of Common Stock.  In the event of liquidation, the holders of the Preferred Stock will receive a preferred liquidation payment of equal to the greater of $1,000 and 1,000 times the payment made per share of Common Stock.  Each share of Preferred Stock will have 1,000 votes, voting together with the Common Stock.  In the event of any merger, consolidation or other transaction in which shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount and type of consideration received per share of Common Stock.  The rights of the Preferred Stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions.

Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

If any person or group (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company) acquires 15% or more of the Company’s outstanding voting stock without the prior written consent of the Board of Directors, each Right, except those held by such persons, would entitle each holder of a Right to acquire such number of shares of

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the Company’s Common Stock as shall equal the result obtained by multiplying the then current Purchase Price by the number of one one-thousandths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by 50% of the then current per-share market price of Company Common Stock.

If any person or group (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company) acquires more than 15% but less than 50% of the outstanding Company Common Stock without prior written consent of the Board of Directors, each Right, except those held by such persons, may be exchanged by the Board of Directors for one share of Company Common Stock.

If the Company were acquired in a merger or other business combination transaction where the Company is not the surviving corporation or where Company Common Stock is exchanged or changed or 50% or more of the Company’s assets or earnings power is sold in one or several transactions without the prior written consent of the Board of Directors, each Right would entitle the holders thereof (except for the Acquiring Person) to receive such number of shares of the acquiring company’s common stock as shall be equal to the result obtained by multiplying the then current Purchase Price by the number one one-thousandths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by 50% of the then current market price per share of the common stock of the acquiring company on the date of such merger or other business combination transaction.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.  No fractional shares of Preferred Stock will be issued (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading day prior to the date of exercise.

At any time prior to the time an Acquiring Person becomes such, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the “Redemption Price”).  The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.  Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including, but not limited to, an amendment to lower certain thresholds described above to not less than the greater of (i) any percentage greater than the largest percentage of the voting power of all securities of the Company then known to the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

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Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K dated December 18, 2000.  A copy of the Rights Agreement is available free of charge from the Company.  This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as the same may be amended from time to time, which is hereby incorporated herein by reference.

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Exhibit D

UNITED THERAPEUTICS CORPORATION

AMENDED
SUMMARY OF PREFERRED STOCK

PURCHASE RIGHTS

On December 17, 2000, upon the terms and subject to the conditions set forth in the Rights Agreement dated December 17, 2000 (the “2000 Rights Agreement”) between United Therapeutics Corporation (the “Company”) and The Bank of New York, as Rights Agent (the “Rights Agent”), the Board of Directors of the Company declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”).  The dividend distribution was payable on December 29, 2000, (the “Record Date”) to the stockholders of record on that date.  Each Right entitled the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”) of the Company at a price of $129.50 per one one-thousandth of a share of Preferred Stock (the “Purchase Price”), subject to adjustment.  On the Record Date, the Company sent a copy of a Summary of Rights to Purchase Preferred Stock (the “2000 Summary of Rights”) to each record holder of the Common Stock as of the close of business on the Record Date, at the address of such holder shown on the records of the Company.

On June 30, 2008 the Board of Directors of the Company authorized and approved the amendment and restatement of the 2000 Rights Agreement in order to extend the Final Expiration Date (defined below) until June 26, 2018, to change the Purchase Price from $129.50 to $800.00 and to make other changes and provisions that the Board determined were necessary or desirable and did not adversely affect the interests of the holders of the Rights.  The description and terms of the Rights are set forth in the First Amended and Restated Rights Agreement dated as of June 30, 2008, as the same may be amended from time to time (the “Rights Agreement”), between the Company and the Rights Agent.  The 2000 Summary of Rights is replaced and superseded in its entirety by this Amended Summary of Preferred Stock Purchase Rights.

Until the earlier to occur of (i) the close of business on the tenth business day following the date of public announcement or the date on which the Company first has notice or determines that a person or group of affiliated or associated persons (other than the Company, any subsidiary of the Company or any employee benefit plan of the Company) (an “Acquiring Person”) has acquired, or obtained the right to acquire, 15% or more of the outstanding shares of voting stock of the Company without the prior express written consent of the Company executed on behalf of the Company by a duly authorized officer of the Company following express approval by action of at least a majority of the members of the Board of Directors then in office (the “Stock Acquisition Date”) or (ii) the close of business on the tenth business day (or such later date as may be determined by action of the Board of Directors but not later than the Stock Acquisition Date) following the commencement of a tender offer or exchange offer, without the prior written consent of the Company, by a person (other than the Company, any subsidiary of the Company or an employee benefit plan of the Company and certain affiliated entities) which, upon consummation, would result in such party’s control of 15% or more of the Company’s voting stock (the earlier of the dates in clause (i) or (ii) above being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificates.

The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Company’s Common Stock.  Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuances of Common Stock will contain a notation incorporating the Rights Agreement by reference.  Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.  As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate certificates alone will then evidence the Rights.

The Rights are not exercisable until the Distribution Date.  The Rights will expire, if not previously exercised, on June 26, 2018 (the “Final Expiration Date”), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company.

The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution: (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights and the number of one one-thousandths of a share of Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable and junior to any other series of preferred stock the Company may issue (unless otherwise provided in the terms of such stock).  Each share of Preferred Stock will have a preferential dividend in an amount equal to 1,000 times any dividend declared on each share of Common Stock.  In the event of liquidation, the holders of the Preferred Stock will receive a preferred liquidation payment equal to the greater of $1,000 and 1,000 times the payment made per share of Common Stock.  Each share of Preferred Stock will have 1,000 votes, voting together with the Common Stock.  In the event of any merger, consolidation or other transaction in which shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount and type of consideration received per share of Common Stock.  The rights of the Preferred Stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions.

Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

If any person or group (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company) acquires 15% or more of the Company’s outstanding voting stock without the prior written consent of the Board of Directors, each Right, except those held by such persons, would entitle each holder of a Right to acquire such number of shares of the Company’s Common Stock as shall equal the result obtained by multiplying the then current Purchase Price by the number of one one-thousandths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by 50% of the then current per-share market price of Common Stock.

If any person or group (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company) acquires more than 15% but less than 50% of the outstanding Common Stock without prior written consent of the Board of Directors, each Right, except those held by such persons, may be exchanged by the Board of Directors for one share of Common Stock.

If the Company were acquired in a merger or other business combination transaction where the Company is not the surviving corporation or where Common Stock is exchanged or changed or 50% or more of the Company’s assets or earnings power is sold in one or several transactions without the prior written consent of the Board of Directors, each Right would entitle the holders thereof, except for the Acquiring Person, to receive such number of shares of the acquiring company’s common stock as shall be equal to the result obtained by multiplying the then current Purchase Price by the number of one one-thousandths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by 50% of the then current market price per share of the common stock of the acquiring company on the date of such merger or other business combination transaction.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% of such Purchase Price.  No fractional shares of Preferred Stock will be issued (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading day prior to the date of exercise.

At any time prior to the time an Acquiring Person becomes such, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the “Redemption Price”).  The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.  Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including, but not limited to, an amendment to lower certain thresholds described above to not less than the greater of (i) any percentage greater than the largest percentage of the voting power of all securities of the Company then known to the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K dated July 3, 2008.  A copy of the Rights Agreement is available free of charge from the Company.  This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as the same may be amended from time to time, which is hereby incorporated herein by reference.